1 JOHN WILEY & SONS, INC. UNANIMOUS WRITTEN CONSENT OF THE BENEFITS ADMINISTRATION BOARD EMPLOYEES’ RETIREMENT PLAN OF JOHN WILEY & SONS, INC. The undersigned, being all the members of the Benefits Administration Board (the “BAB”) appointed under the provisions of the Employees’ Retirement Plan of John Wiley & Sons, Inc. (the “Plan”) and acting in our settlor capacities pursuant to the authority granted by the Board of Directors of John Wiley & Sons, Inc. (the “Board”), do hereby unanimously consent to the adoption of the following resolutions with respect to the Plan. WHEREAS, John Wiley & Sons, Inc. maintains the Plan to provide retirement benefits for its eligible employees including those of any affiliated company or subsidiary that adopted the Plan; and WHEREAS, effective March 24, 2021, the Board granted all power and authority to the members of the BAB, in their settlor capacities, to amend the Plan to: (1) conform to the requirements of law, including regulations and policies; (2) facilitate the administration of the Plan; and (3) adopt such other changes that the BAB deems necessary, appropriate or desirable to effectuate and support the purposes and objectives of the Plan, but only to the extent that the cost of such changes is deemed immaterial as determined by the BAB with the advice of counsel; and WHEREAS, pursuant to Section 9.03 of the Plan, if a Participant or other person entitled to a benefit under the Plan is unable to care for their affairs because of illness or accident, the BAB may accept a power of attorney that is valid under state law and comply with the instructions given by the agent designated therein, to the extent that the BAB would have complied had the instruction been provided by the Participant or other person and pursuant to the terms of the Plan; and WHEREAS, the BAB, with the advice of counsel, wishes to clarify the power of attorney provisions stated in Section 9.03 and has determined that the cost of such clarifications is deemed immaterial. NOW, THEREFORE be it, RESOLVED, that Section 9.03 of the Plan is hereby clarified by replacing the second paragraph therein with the following language effective immediately: “Furthermore, if the Benefits Administration Board receives a power of attorney that is valid under state law from a Participant or Beneficiary or their delegate, the Benefits Administration Board shall comply with the instructions of the designated agent to the extent that the Benefits Administration Board would comply with such instructions had they been given by the Participant or Beneficiary provided that such instructions are consistent with the power of attorney and the terms of the Plan and the instructions do not benefit the designated agent. A power of attorney that

2 is valid under state law must either (1) have been issued due to the fact that the Participant or Beneficiary is unable to attend to their financial affairs because of illness or accident or other medical incapacity, or (2) be accompanied by a certification from the treating physician that the Participant or Beneficiary is unable to attend to their financial affairs due to such incapacity. Whether a power of attorney satisfies both state law and the incapacity requirement will be determined by the Benefit Administration Board or its delegate, pursuant to rules that may be changed from time to time but that will be applied in a uniform and nondiscriminatory manner.” RESOLVED, the BAB hereby grants Andrea Kroska, Senior Director, Global Benefits, full power and authority to make such modifications to these amendments as she deems necessary or desirable, provided that such changes are consistent with the intent of the BAB. This consent may be executed in any number of counterparts (including approvals by email) which together shall constitute one and the same consent. IN WITNESS WHEREOF, the undersigned have set their hand on this 20th day of December, 2024. ____________________________________ Andrea Kroska Senior Director, Global Benefits